UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2023

RumbleOn, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38248	46-3951329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 W. Walnut Hill Lane Irving, Texas	75038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 771-9952

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	RMBL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2023, the Board of Directors (the “Board”) of RumbleOn, Inc. (the “Company” or “RumbleOn”) appointed Steven J. Pully as a Class I director of the Company to fill the vacant seat created by Peter Levy’s resignation from the Board on May 9, 2023. The Board designated Mr. Pully as a Class I director to stand for re-election at the Company’s 2025 annual meeting of stockholders. The Board determined that Mr. Pully is an independent director and Mr. Pully will serve on the Board’s Audit Committee.

Mr. Pully will participate in the Company’s non-employee director compensation program, which is described under the section titled “Non-Employee Director Compensation” in the Company’s proxy statement for its 2022 annual meeting of stockholders, which was filed with the Securities and Exchange Commission (“SEC”) on May 2, 2022.

There are no family relationships between Mr. Pully and any Company director or executive officer, and no arrangements or understandings between Mr. Pully and any other person pursuant to which he was selected as a director. There are no related party transactions between the Company and Mr. Pully which would require disclosure under Item 404 of Regulation S-K.

Item 8.01. Other Events.

On May 15, 2023, the Company issued a press release announcing Mr. Pully’s appointment to the Board. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated May 15, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Forward-Looking Statements

This Current Report on Form 8-K, and the documents incorporated by reference in this Current Report on Form 8-K, may contain “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this Current Report on Form 8-K and speak only as of the date of this Current Report on Form 8-K. Readers are further advised to consider the factors listed under the headings “Forward-Looking Statements” and “Risk Factors” in the Company’s filings with the SEC, as may be updated and amended from time to time. We undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise, except as required by law.

Important Information

RumbleOn intends to file a proxy statement with the SEC in connection with the solicitation of proxies for the 2023 annual meeting of stockholders. Any definitive proxy statement and a proxy card will be mailed to RumbleOn’s stockholders. RUMBLEON STOCKHOLDERS ARE URGED TO READ ANY PROXY STATEMENT AND OTHER RELEVANT MATERIALS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These and other SEC filings made by RumbleOn may be obtained (when available) without charge at the SEC’s website at www.sec.gov and at the investor relations section of RumbleOn’s website at www.rumbleon.com. In addition, investors and security holders will be able to obtain free copies of these documents from RumbleOn by directing a request to Investor Relations, RumbleOn, Inc., 901 W. Walnut Hill Lane, Irving, Texas 75038.

Certain Information Concerning Participants

RumbleOn and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies under the rules of the SEC. RumbleOn’s stockholders may obtain information regarding the names, affiliations and interests of RumbleOn’s directors and executive officers in RumbleOn’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 16, 2023, and its proxy statement for the 2022 annual meeting of stockholders, which was filed with the SEC on May 2, 2022. To the extent holdings of RumbleOn securities have changed since the amounts printed in the proxy statement for the 2022 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the proxy statement to be filed by RumbleOn with the SEC in connection with the 2023 annual meeting of stockholders when it becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: May 15, 2023	/s/ Marshall Chesrown
Marshall Chesrown
Chief Executive Officer

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